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                                                                      EXHIBIT 11



                       THE LIMITED, INC. AND SUBSIDIARIES

                       COMPUTATION OF PER SHARE EARNINGS

                      (Thousands except per share amounts)


                                                                              Thirteen Weeks Ended
                                                                        -----------------------------------
                                                                        October 29,             October 30,
                                                                            1994                   1993
                                                                        -----------             -----------
Net income                                                               $ 90,490                 $ 82,215
                                                                         ========                 ========
Common shares outstanding:

      Weighted average                                                    379,454                  379,454

      Dilutive effect of stock options                                        729                      864

      Weighted average treasury shares                                    (21,302)                 (16,475)
                                                                         --------                 --------
      Weighted average used to calculate
             net income per share                                         358,881                  363,843
                                                                         ========                 ========
Net income per share                                                         $.25                     $.23
                                                                         ========                 ========




                                                                             Thirty-nine Weeks Ended
                                                                        -----------------------------------
                                                                        October 29,             October 30,
                                                                           1994                    1993
                                                                        -----------             -----------
Net income                                                               $191,598                 $194,672
                                                                         ========                 ========
Common shares outstanding:

      Weighted average                                                    379,454                  379,454

      Dilutive effect of stock options                                        651                    1,070

      Weighted average treasury shares                                    (21,412)                 (16,595)
                                                                         --------                 --------
      Weighted average used to calculate
             net income per share                                         358,693                  363,929
                                                                         ========                 ========
Net income per share                                                         $.53                     $.53
                                                                         ========                 ========






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